UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 22, 2007

BED BATH & BEYOND INC.
(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

650 Liberty Avenue
Union, New Jersey 07083
(Address of principal executive offices)   (Zip code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                             Entry into a Material Definitive Agreement

On March 22, 2007, Bed Bath & Beyond Inc. (the “Company”) issued a press release announcing the acquisition of Buy Buy Baby, Inc. (“Baby”). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 22, 2007, the Company entered into a definitive agreement for and simultaneously closed on the purchase of Baby, a privately held retailer of infant and toddler merchandise, for approximately $67 million (net of cash acquired) and repayment of debt of approximately $19 million. Based in Garden City, New York, Baby operates a total of eight stores in New York, New Jersey, Maryland and Virginia. The stores range in size from 28,000 to 60,000 square feet and offer a broad assortment of premier infant and toddler merchandise in categories including furniture, car seats, strollers, feeding, bedding, bath, health and safety essentials, toys, learning and development products, clothing and a unique selection of seasonal and holiday products.

Baby was founded in 1996 by Richard and Jeffrey Feinstein, both of whom were previously employed by the Company and are the sons of Leonard Feinstein, one of the Company’s Co-Chairmen.  They will remain with Baby and continue to run its operations.  The acquisition was approved by a special committee of independent members of the Board of Directors of the Company. The special committee retained Merrill Lynch & Co. to serve as its independent financial advisor and render a fairness opinion in connection with the transaction, as well as Chadbourne & Parke LLP to serve as independent legal counsel to oversee the acquisition negotiations.  The Company’s Co-Chairmen, Leonard Feinstein and Warren Eisenberg, recused themselves from deliberations relating to the transaction.

Of the approximately $19 million of indebtedness repaid in connection with the transaction, approximately $16 million was held by Richard and Jeffrey Feinstein and approximately $3 million was held by Leonard Feinstein.  Richard and Jeffrey Feinstein, and Leonard Feinstein and his wife, have provided personal guaranties in respect of certain of Baby’s leases.  In connection with this transaction, the sellers negotiated to have the Company, as sole and controlling owner of Baby, assume these obligations. Therefore, under the terms of the purchase agreement, the Company has agreed to offer the landlords under these leases substitute guaranties from the Company on substantively the same terms as the existing personal guaranties, and to indemnify such guarantors against liability under the guaranties if the substitute guaranties are not accepted by the landlords.  The landlord of one of the Baby stores is an entity owned by the families of Richard and Jeffrey Feinstein; in connection with the transaction, the lease for that store was amended to make its terms more consistent with the Company’s standard lease terms.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits:

99.1                           Press Release issued by Bed Bath & Beyond Inc. on March 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: March 28, 2007	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Bed Bath & Beyond Inc. on March 22, 2007.